UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2012

STATE STREET CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	001-07511	04-2456637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lincoln Street, Boston, Massachusetts		02111
(Address of principal executive offices)		(Zip Code)

617-786-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 18, 2012, State Street Bank and Trust Company, a Massachusetts trust company (“State Street Bank”) and a direct, wholly-owned subsidiary of State Street Corporation, closed the issuance and sale of $1,000,000,000 aggregate principal amount of Extendible Senior Unsecured Floating Rate Notes initially due 2014 (the “Notes”) in an offering exempt from registration under Section 3(a)(2) of the Securities Act of 1933, as amended. The Notes were initially sold to Goldman Sachs & Co., as the initial purchaser of the Notes (the “Initial Purchaser”), pursuant to a purchase agreement dated December 13, 2012, between State Street Bank and the Initial Purchaser.

The initial maturity date of the Notes is January 13, 2014 and the final maturity date of the Notes is January 15, 2016. Holders of the Notes may elect to extend the maturity of all or a portion of the principal amount of the Notes during the applicable notice period relating to each election date. The election dates will be the 18th day of each month, commencing on January 18, 2013, and monthly thereafter through and including December 18, 2014. State Street Bank will pay interest on the Notes generally on the 18th day of each March, June, September and December, commencing March 18, 2013, at a rate determined for each interest period equal to a base rate (generally three-month LIBOR) plus the applicable margin for that interest period. From and after January 15, 2015, State Street Bank, at its option, may redeem the Notes, in whole or in part, on any business day following the applicable notice period. The redemption price will be equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest thereon to, but not including, the applicable date of redemption. In addition, if a holder does not elect to extend the maturity of a Note (or any portion thereof), State Street Bank, at its option, may redeem such Note (or such portion thereof) for which an election to extend maturity was not received, on any interest payment date following the applicable notice period. The redemption price will be equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest thereon to, but not including, the date of redemption, which will be the next interest payment date.

In connection with the sale of the Notes, on December 18, 2012, State Street Bank entered into a fiscal agency agreement (the “Fiscal Agency Agreement”) with U.S. Bank National Association, as fiscal agent for the Notes. The Fiscal Agency Agreement contains customary covenants, including a restriction on State Street Bank with regard to the ability to consolidate with or merge into any other corporation, bank or other legal entity, or sell, convey, transfer or lease all or substantially all of its properties and assets to any person unless (1) that corporation, bank, other legal entity, or person is organized and existing under the laws of the United States, any political subdivision thereof or any state thereof and expressly assumes the due and punctual payment of the principal of and interest on the Notes and the performance of every covenant of the Fiscal Agency Agreement to be performed or observed by State Street Bank and (2) immediately after giving effect to such transaction, there is no default by State Street Bank in the performance or observance of any of the terms of the Notes or the Fiscal Agency Agreement.

The foregoing descriptions are qualified in their entirety by reference to the Fiscal Agency Agreement (including exhibits thereto), which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The exhibits listed on the Exhibit Index accompanying this Form 8-K are filed herewith and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

Date: December 18, 2012	By:	/s/ David C. Phelan
	Name:	David C. Phelan
	Title:	Executive Vice President
and General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Fiscal Agency Agreement, dated December 18, 2012, between State Street Bank and Trust Company and U.S. Bank National Association, including the exhibits thereto